CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm as "EXPERTS" and to the use of our report dated October 16, 1997, except for Note 12, as to which the date is July 23, 1998, in Amendment No. 2 to the Registration Statement on Form S-2 and the related Prospectus of Clariti Telecommunications International, Ltd. (f/k/a Sigma Alpha Group, Ltd.).


                                           COGEN SKLAR LLP


Bala Cynwyd, Pennsylvania
July 23, 1998